EXHIBIT 99.3

1847 HOLDINGS LLC

Pro Forma Combined Balance Sheet as of March 31, 2019

	1847 Holdings LLC	Goedeker Television Co.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Assets
Current Assets
Cash and cash equivalents	$96,224	$1,523,463	$116,713	(r-1)	$3,054,900
			919,000	(t-1)
			(20,000)	(a-5)
			635,000	(e-1)
			(215,500)	(a-7)
Rebates receivable	-	1,286,511	-		1,286,511
Deposits with vendors	-	2,285,952	-		2,285,952
Accounts receivable, net	218,236	-	-		218,236
Inventory	535,694	2,549,115	-		3,084,809
Related party receivable	-	-	553,733	(a-3)	553,733
Due from officers	-	50,634	-		50,634
Prepaid expenses and other current assets, net	53,829	4,000	-		57,829
Total current assets	903,983	7,699,675	1,988,947		10,592,605

Property and equipment, net	4,148,737	206,612	-		4,355,349
Operating lease right of use assets	605,050	-	2,280,732	(a-10)	2,885,782
Goodwill - Neese	22,166	-	-		22,166

Goodwill - Goedeker	-	-	4,100,000	(a-1)	1,104,112
			478,000	(a-2)
			(2,940,155)	(a-4)
			(553,733)	(a-3)
			20,000	(a-5)
Intangible assets, net	19,833	-	-		19,833
Other Assets
Other Assets	375	-	-		375
Total assets	$5,700,144	$7,906,287	$5,373,791		$18,980,222
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$1,268,763	$1,944,605	$(584,287)	(t-1)	$2,629,081
Customer deposits		2,520,706			2,520,706
Payroll related liabilities		192,023	-		192,023
Accrued expenses and other liabilities	-	308,798	-		308,798
Current portion of operating lease liability	60,095	-	396,051	(a-10)	456,146
Floor plan payable	137,493	-	-		137,493
Advances, related party	176,296	-	-		176,296
Note payable, related party, including accrued interest of $7,549 as of December 31, 2018	126,889	-	-		126,889
Notes payable, current portion	224,798				224,798
Current portion of capital lease obligation	310,767	-	-		310,767
Total current liabilities	2,305,101	4,966,132	(188,236)		7,082,997
Long-Term Liabilities
Non-current notes payable	3,099,531	-	-		3,099,531
Operating lease liability – long term	549,293		1,884,681	(a-10)	2,433,974
Promissory note payable	1,025,000	-	-		1,025,000

Goedeker Subordinated Promissory Note			4,100,000	(a-1)	4,100,000

Term Loan, net - SBCC			1,168,000	(t-1)	1,168,000
Revolving Loan, net - Burnley Capital			701,000	(r-1)	701,000
Note Payable, net – Leonite			-	(e-1)	-
Non-current deferred tax liability	118,201	-	-		118,201
Accrued expenses - long term	565,338	-	-		565,338
Capital lease obligation, net of current portion	700,006	-	-		700,006
Total liabilities	8,362,470	4,966,132	7,665,446		20,994,048

Stockholders’ Equity (Deficit)
Allocation shares, 1,000 shares issued and outstanding	1,000	-	-		1,000
Common Shares, 500,000,000 shares authorized, 3,115,625 shares issued and outstanding as of December 31, 2018 and 2017	3,115	-	50	(e-4)	3,165
Goedeker Television Co. common shares	-	7,000	(7,000)	(a-4)	-
Additional paid-in capital	11,891	707,049	(707,049)	(e-4)	646,841
			99,950	(e-4)
			389,741	(e-3)
			145,259	(e-2)
Retained earnings (accumulated deficit)	(2,523,663)	2,226,106	(2,226,106)	(a-4)	(2,739,163)
			(215,500)	(a-7)
Total stockholders’ equity (deficit)	(2,507,657)	2,940,155	(2,520,655)		(2,088,157)

Non-controlling interest	(154,669)	-	229,000	(t-2)	74,331

Total liabilities and stockholders’ equity (deficit)	$5,700,144	$7,906,287	$5,373,791		$18,980,222

1

1847 HOLDINGS LLC

Pro Forma Combined Statement of Operations the three months ended March 31, 2019

	1847 Holdings LLC	Goedeker Television Co.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$812,371	$11,947,046	$-		$12,759,417
Cost of revenue	213,750	10,269,656	-		10,483,406
Gross profit	598,621	1,677,390	-		2,276,011
Personnel	457,197	882,721	-		1,339,918
Advertising	-	600,799	-		600,799
Depreciation and amortization	338,822	-	-		338,822
Fuel	188,377	-	-		188,377
Bank and credit card fees	-	257,117	-		257,117
Selling, general, and administrative expenses	375,735	-	62,500	(m-1)	438,235
Other Operating Expense	-	426,122	37,500	(r-4)	463,622
Total Operating Expenses	1,360,131	2,166,759	100,000		3,626,890
(Loss) income from operations	(761,510)	(489,369)	(100,000)		(1,350,879)
Financing costs and loss on early extinguishment of debt	(8,100)	-	(7,458)	(r-3)	(15,558)
Write-down assets	-	-	-		-
Write-off contingent consideration	-	-	-		-
Interest expense	(144,292)	-	(92,250)	(a-6)	(511,466)
			(71,375)	(t-3)
			(19,620)	(r-2)
			(183,929)	(e-5)
Gain (loss) on sale of property and equipment	24,224	-	-		24,224
Other Income, net	-	30,847	-		30,847
Total other expense	(128,168)	30,847	(374,632)		(471,953)
(Loss) income before income taxes and controlling interests	(889,678)	(458,522)	(474,632)		(1,822,832)
(Provision) benefit from income taxes	254,419	-	326,604	(a-8)	581,023
Net loss (income)	(635,259)	(458,522)	(148,028)		(1,241,809)
Net loss attributable to non-controlling interests	266,680	-	136,474	(a-9)	403,154
Net loss attributable to 1847 Holdings Shareholders	$(368,579)	$(458,522)	$(11,554)		$(838,655)

Earnings per share
Basic and Diluted Loss per Share - Common Stock	$(0.20)				$(0.39)
Weighted average number of shares outstanding
Basic and Diluted Common Stock	3,115,625		50,000		3,165,625

2

1847 HOLDINGS LLC

Pro Forma Combined Statement of Operations the year ended December 31, 2018

	1847 Holdings LLC	Goedeker Television Co.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$7,333,847	$56,307,960	$-		$63,641,807
Cost of revenue	2,370,757	45,409,884	-		47,780,641
Gross profit	4,963,090	10,898,076	-		15,861,166
Personnel	2,269,059	3,627,883	-		5,896,942
Advertising	-	2,640,958	-		2,640,958
Depreciation and amortization	1,441,898	-	-		1,441,898
Fuel	1,117,045	-	-		1,117,045
Bank and credit card fees	-	1,369,557	-		1,369,557
Selling, general, and administrative expenses	1,653,683	-	250,000	(m-1)	1,903,683
Other Operating Expense	-	1,370,286	150,000	(r-4)	1,520,286
Total Operating Expenses	6,481,685	9,008,684	400,000		15,890,369
(Loss) income from operations	(1,518,595)	1,889,392	(400,000)		(29,203)
Financing costs and loss on early extinguishment of debt	(536,491)	-	(29,834)	(r-3)	(566,325)
Write-down assets	(129,400)	-	-		(129,400)
Write-off contingent consideration	395,634	-	-		395,634
Interest expense	(562,629)	(149)	(369,000)	(a-6)	(2,031,474)
			(285,500)	(t-3)
			(78,481)	(r-2)
			(735,714)	(e-5)
Gain (loss) on sale of property and equipment	28,408	-	-		28,408
Other Income, net	-	116,135	-		116,135
Total other expense	(804,478)	115,986	(1,498,529)		(2,187,021)
(Loss) income before income taxes and controlling interests	(2,323,073)	2,005,378	(1,898,529)		(2,216,224)
(Provision) benefit from income taxes	781,200	-	(37,397)	(a-8)	743,803
Net loss (income)	(1,541,873)	2,005,378	(1,935,926)		(1,472,421)
Net loss attributable to non-controlling interests	546,513	-	(15,627)	(a-9)	530,886
Net loss attributable to 1847 Holdings Shareholders	$(995,360)	$2,005,378	$(1,951,553)		$(941,535)

Earnings per share
Basic and Diluted Loss per Share - Common Stock	$(0.49)				$(0.47)
Weighted average number of shares outstanding
Basic and Diluted Common Stock	3,115,625		50,000		3,165,625

3

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

On January 18, 2019, 1847 Goedeker Inc. (“1847 Goedeker”), a wholly-owned subsidiary of 1847 Holdings LLC (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Goedeker Television Co., a Missouri corporation (“Goedeker”), and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which 1847 Goedeker agreed to acquire substantially all of the assets of Goedeker used in its retail appliance and furniture business (the “Goedeker Business”) for an aggregate purchase price $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; (iii) up to $600,000 in Earn Out Payments (as defined below) and (iv) the issuance to each Stockholder of a number of shares of common stock equal to 11.25% of the issued and outstanding stock of 1847 Goedeker as of the closing date (22.50% in the aggregate) (the “Acquisition”).

On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in 1847 Goedeker to 1847 Holdco, such that 1847 Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On April 5, 2019, 1847 Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the Amendment, 1847 Holdco, rather than 1847 Goedeker, issued to each Stockholder a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Goedeker as of the closing date. The Amendment also added certain representations and warranties by 1847 Holdco and certain closing conditions for 1847 Holdco.

The Amendment also clarified that a Digital Marketing Agreement between Goedeker and Power Digital Marketing would not be assigned to 1847 Goedeker in the Acquisition. Goedeker agreed to cooperate with 1847 Goedeker in determining a reasonable arrangement designed to provide 1847 Goedeker with the benefits under such Digital Marketing Agreement. In consideration for Goedeker so cooperating, 1847 Goedeker agreed to pay to Goedeker a total of $20,000, which amount Goedeker will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Goedeker also agreed to cause the Digital Marketing Agreement to be terminated as of May 30, 2019 to ensure that Goedeker no longer has any obligations under the Digital Marketing Agreement.

As noted above, a portion of the purchase price was paid by the issuance by 1847 Goedeker of a 9% Subordinated Promissory Note in the principal amount of $4,100,000 (the “Goedeker Note”). The Goedeker Note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on the fifth (5th) anniversary of the closing date. 1847 Goedeker has the right to redeem all or any portion of the Goedeker Note at any time prior to the maturity date without premium or penalty of any kind. The Goedeker Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Goedeker of any of its covenants under the Purchase Agreement or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Goedeker. The Goedeker Note also contains a cross default provision, whereby a default under the Revolving Loan or Term Loan (each as defined below), will also constitute an event of default under the Goedeker Note.

Goedeker is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Purchase Agreement) targets:

1.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

4

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, 1847 Goedeker must pay a partial Earn Out Payment to Goedeker in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

During the earn out periods stated above, 1847 Goedeker agreed to (i) operate the Goedeker Business in the ordinary course of business substantially consistent with past practices, (ii) operate the Goedeker Business as a distinct business entity or division so that its results can be verified for purposes of calculating the Earn Out Payment, and (iii) adequately fund the Goedeker Business during the periods. Furthermore, 1847 Goedeker agreed that it would not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding the Earn Out Payment.

The rights of Goedeker to receive payments under the Goedeker Note and any Earn Out Payments are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that Goedeker entered into with Burnley and SBCC on April 5, 2019 in connection with the Acquisition.

Pursuant to the Purchase Agreement, on April 5, 2019, 1847 Goedeker entered into a Lease Agreement (the “Lease”) with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The Lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, 1847 Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Management Services Agreement

On April 5, 2019, 1847 Goedeker Inc. entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

Notwithstanding the foregoing, payment of the Management Fee is subordinated to the payment of interest on the Goedeker Note, such that no payment of the Management Fee may be made if 1847 Goedeker is in default under the Goedeker Note with regard to interest payments and, for the avoidance of doubt, such payment of the Management Fee will be contingent on 1847 Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the Goedeker Note or the Earn Out Payments, the annual Management Fee shall be capped at $250,000.

5

In addition, the rights of the Manager to receive payments under the Offsetting MSA are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that the Manager entered into with Burnley and SBCC on April 5, 2019 in connection with the Acquisition.

1847 Goedeker shall also reimburse the Manager for all costs and expenses of 1847 Goedeker which are specifically approved by the board of directors of 1847 Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Goedeker in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

NOTE 2 – FINANCING TRANSACTIONS

Revolving Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Revolving Loan Agreement”) with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the Borrowing Base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) (the “Revolving Loan Amount”) minus reserves established Burnley at any time (the “Reserves”) in accordance with the Revolving Loan Agreement (the “Revolving Loan”). The “Borrowing Base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of 1847 Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by 1847 Goedeker’s Eligible Inventory (as defined in the Revolving Loan Agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, 1847 Goedeker borrowed $744,000 under the Revolving Loan Agreement and issued a Revolving Note to Burnley in the principal amount of up to $1,500,000.

The Revolving Note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The Revolving Note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the Revolving Loan Agreement) plus 6.00% or (ii) 8.50%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. 1847 Goedeker shall pay interest accrued on the Revolving Note in arrears on the last day of each month commencing on April 30, 2019.

1847 Goedeker may at any time and from time to time prepay the Revolving Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the difference of the Revolving Loan Amount minus any Reserves and (ii) the Borrowing Base, then 1847 Goedeker shall immediately prepay the Revolving Note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Revolving Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Revolving Note in an aggregate amount equal to 100% of such Net Proceeds. A “Prepayment Event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of 1847 Goedeker or 1847 Holdco; (ii) a Change of Control (as defined in the Revolving Loan Agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of 1847 Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by 1847 Goedeker of any capital stock or the receipt by 1847 Goedeker of any capital contribution; or (v) the incurrence by 1847 Goedeker or 1847 Holdco of any Indebtedness (as defined in the Revolving Loan Agreement), other than Indebtedness permitted under the Revolving Loan Agreement.

6

Under the Revolving Loan Agreement, 1847 Goedeker is required to pay a number of fees to Burnley, including the following:

•	an origination fee of $15,000, which was paid at closing on April 5, 2019;

•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the Revolving Loan Agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the Revolving Loan Amount then in effect minus the sum of the outstanding principal balance of the Revolving Note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the Revolving Loan Agreement terminates, commencing on the first such date to occur after the closing date;

•	an annual loan facility fee equal to 0.75% of the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

•	a monthly collateral management fee for monitoring and servicing the Revolving Loan equal to $1,700 per month for the term of Revolving Note, which is fully earned and non-refundable as of the date of the Revolving Loan Agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the Revolving Loan or directly by 1847 Goedeker; and

•	if the Revolving Loan is terminated for any reason, including by Burnley following an Event of Default, then 1847 Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the Applicable Percentage multiplied by the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), wherein the term Applicable Percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

In addition to the foregoing, 1847 Goedeker was required under the Revolving Loan Agreement and the Term Loan Agreement described below to pay a consulting fee of $150,000 to GVC Financial Services, LLC at closing.

The Revolving Loan Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Revolving Loan Agreement; (ii) if any representation, warranty or certification in the Revolving Loan Agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the Revolving Loan Agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other Indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if 1847 Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a Material Adverse Effect (as defined in the Revolving Loan Agreement) has occurred; (ix) if a Change of Control (as defined in the Revolving Loan Agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a Material Adverse Effect; and (xii) for the occurrence of any default or event of default under the Term Loan (as defined below), the Goedeker Note, the Leonite Note (as defined below) or any other debt that is subordinated to the Revolving Loan.

The Revolving Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Revolving Note is secured by a first priority security interest in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to Burnley, and (ii) 1847 Goedeker entered into a Deposit Account Control Agreement with Burnley, Small Business Community Capital II, L.P. and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with Burnley to guaranty the obligations under the Revolving Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

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Term Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Term Loan Agreement”) with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000 (the “Term Loan”), pursuant to which 1847 Goedeker issued to SBCC a Term Note in the principal amount of up to $1,500,000 and a ten-year warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Term Note matures on April 5, 2023 and bears interest at the sum of the Cash Interest Rate (defined as 11% per annum) plus the PIK Interest Rate (defined as 2% per annum); provided that upon an Event of Default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the Cash Interest Rate and the PIK Interest Rate, in each case plus 3.00%. Interest accrued at the Cash Interest Rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK Interest Rate shall be automatically capitalized, compounded and added to the principal amount of the Term Note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an Event of Default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK Interest Rate and not yet added to the principal amount of Term Note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on Term Note, whether accrued at the Cash Interest Rate or the PIK Interest Rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the Term Note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker may prepay the Term Note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Term Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event (as defined above) following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Term Note below in an aggregate amount equal to 100% of such Net Proceeds.

Under the Term Loan Agreement, 1847 Goedeker was required at closing to pay an origination fee of $30,000 to SBCC. Also, as described above, GVC Financial Services, LLC was paid a fee of $150,000 in connection with services it provided in connection with the Term Loan and the Revolving Loan.

The Term Loan Agreement contains the same Events of Default as the Revolving Loan Agreement, provided that the reference to the Term Loan in the cross-default provision refers instead to the Revolving Loan.

The Term Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Term Note is secured by a second priority security interest (subordinate to the Revolving Loan) in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to SBCC, and (ii) 1847 Goedeker entered Deposit Account Control Agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with SBCC to guaranty the obligations under the Term Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

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Equity-Linked Financing

On April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker (collectively, “1847”) entered into a Securities Purchase Agreement (the “Leonite Purchase Agreement”) with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Leonite Note”). As additional consideration for the purchase of the Leonite Note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Leonite Warrant”), and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The Leonite Note carries an original issue discount of $64,285.71 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the Leonite Note. Therefore, the purchase price of the Leonite Note was $650,000.

The Leonite Note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the Leonite Note (the “Stated Rate”). Any amount of principal or interest on the Leonite Note, which is not paid by the maturity date, shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the Leonite Note, 1847 shall make monthly payments of interest only due under the Leonite Note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the Leonite Note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the Leonite Note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Leonite Note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the Leonite Note, will be due and payable. Unless an event of default as set forth in the Leonite Note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the Leonite Note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The Leonite Note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the Leonite Purchase Agreement or any other agreement entered into in connection with the Leonite Purchase Agreement, or a breach of any of representations or warranties under the Leonite Note, or (iii) the bankruptcy of 1847. The Leonite Note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the Leonite Note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the Leonite Note.

Under the Leonite Note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Leonite Note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the Leonite Note shall be determined by dividing the Conversion Amount by the applicable conversion price then in effect. The term “Conversion Amount” means, with respect to any conversion of the Leonite Note, the sum of: (i) the principal amount of the Leonite Note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described in the Leonite Note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

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Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the Leonite Note in excess of that portion of the Leonite Note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Leonite Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Leonite Note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the Leonite Note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the Leonite Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

The Leonite Warrant also contains an ownership limitation. The Company shall not effect any exercise of the Leonite Warrant, and Leonite shall not have the right to exercise any portion of the Leonite Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Leonite Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Leonite Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The Leonite Purchase Agreement contains customary representations, warranties and covenants. In addition, pursuant to the Leonite Purchase Agreement, Leonite was granted piggy-back registration rights with respect to the common shares, the Leonite Warrant and the shares issuable upon exercise of the Leonite Warrant. Also, in the event that the Company proposes to offer and sell its securities in an Equity Financing (as defined in the Leonite Purchase Agreement), Leonite shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the principal amount of the Leonite Note until the earliest of (i) the maturity date, (ii) the date that the Leonite Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Leonite Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

In addition, as long as Leonite owns at least five percent (5%) of the securities originally purchased under the Leonite Purchase Agreement, the Company must timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed it pursuant to the Securities Exchange Act of 1934, as amended, or make publicly available in accordance with Rule 144(c) such information as is required for Leonite to sell the securities under Rule 144. If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen trading days (the date which such five trading day-period is exceeded, the “Event Date”), then in addition to any other rights Leonite may have under the Leonite Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to Leonite an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.75% of purchase price paid for the securities held by Leonite at the Event Date with a maximum amount of liquidated damages payable being capped at $150,000.

Concurrently with 1847 and Leonite entering into the Leonite Purchase Agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker entered into a Security and Pledge Agreement with Leonite (the “Security Agreement”). Pursuant to the Security Agreement, and in order to secure 1847’s timely payment of the Leonite Note and related obligations and the timely performance of each and all of its covenants and obligations under the Leonite Purchase Agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese Inc., and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the Leonite Note are subordinate to the rights of Burnley and SBCC under separate Subordination Agreements that Leonite entered into with them on April 5, 2019.

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NOTE 3 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2018 combines the historical balance sheet of the Company with the historical balance sheet of Goedeker and has been prepared as if the Acquisition had occurred on December 31, 2018. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines the historical statement of operations of the Company with the historical statement of operations of Goedeker and was prepared as if the Acquisition had occurred on January 1, 2018. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition date. Goodwill as of the Acquisition date is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Goedeker based on preliminary estimates to fair value. The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and the Goedeker Business. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Acquisition that the combined companies incurred upon completion of the Acquisition.

NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The Company has performed a preliminary valuation analysis of the fair market value of Goedeker’s assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the Acquisition date:

Purchase consideration:
Note payable to Goedeker	$4,100,000
Cash due to Goedeker	478,000
Cash due to Power Digital Marketing	20,000
Amount of consideration:	$4,598,000

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,523,463
Accounts receivable	1,286,511
Deposits with vendors	2,285,952
Inventories	2,549,115
Due from related party	553,733
Other current assets	50,634
Prepaid and other current assets	4,000
Property and equipment	206,612
Accounts payable and accrued expenses	(2,445,426)
Customer deposits	(2,520,706)
Other liabilities	-
Net tangible assets acquired	$3,493,888

Total net assets acquired	$3,493,888
Consideration paid	4,598,000
Preliminary goodwill	$1,104,112

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This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 5 – PRO FORMA ADJUSTMENTS

As the Acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Acquisition as a business combination (see Note 3). The purchase price allocation for Goedeker will be included in the Company’s consolidated financial statements in the second quarter of the year ending December 31, 2019.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Asset Purchase Agreement

(a-1) Represents the issuance of $4,100,000 promissory note payable to Goedeker in conjunction with the Acquisition.

(a-2) Represents the estimated working capital payment of $478,000 to Goedeker in conjunction with Acquisition.

Estimated working capital adjustment:
Working capital on preliminary statement	$(834,000)
Target working capital	(1,802,000)
Net working capital adjustment	968,000
Cash due to Goedeker	1,500,000
Cash left in the business	(1,990,000)
Cash due to Goedeker	$478,000

(a-3) Reflects the estimated working capital adjustment due to the Company as a result of the final purchase price adjustment in the amount of $553,733.

(a-4) Reflects the elimination of the Goedeker equity in common stock of $7,000, additional paid in capital of $707,049 and retained earnings of $2,226,106 for purposes of consolidation.

(a-5) In consideration for Goedeker so cooperating, 1847 Goedeker agreed to pay to Goedeker a total of $20,000, which amount Goedeker will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019.

(a-6) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 9% or approximately $369,000 for the year ended December 31, 2018 and $92,250 for the three months ended March 31, 2019.

(a-7) Reflects the acquisition closing fees primarily professional fees of $215,500.

(a-8) Income taxes – Upon the acquisition of the assets by the Company, the taxable income and losses from the Goedeker Business will be included with the Company’s future corporate income tax filings.

(a-9) Reflects the non-controlling interest of the 22.5% interest in 1847 Goedeker retained by Goedeker.

(a-10) Reflects the impact of ASU 2016-02 (Topic 842) establishing a right-to-use asset and offsetting lease liability for the 5-year lease agreement agreed upon on April 5, 2019 for a monthly rent of $45,000.

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Management Services Agreement

(m-1) Reflects an annualized management services agreement of a maximum of $250,000 paid to 1847 Partners LLC for the year ended December 31, 2018 and $62,500 for the three months ended March 31, 2019.

Revolving Loan

(r-1) Revolving loan – Represents the new $754,682 of debt incurred to finance the pay-off of $584,287 existing accounts payable and cash proceeds of $116,713, net of debt issuance costs and discounts as described in Note 2 above. The debt discount financing costs included a $15,000 origination fee and $28,000 of legal fees for a total of $43,000.

Details are summarized below:

Revolving loan	$754,682
Interest Reserve	(10,682)
Debt discount financing costs	(43,000)
Total pro forma adjustment - non-current	$701,000

(r-2) Interest expense – Reflects the interest expense of $78,481 resulting from the Revolving Note of annualized interest of 8.5% or approximately $64,148 and the amortization of debt discount of financing costs of $14,333 for the year ended December 31, 2018. The interest expense was $19,620 for the three months ended March 31, 2019.

(r-3) Financing costs – Reflects financing costs of the Revolving Loan for a commitment fee of 0.5% per annum, loan facility fee of 0.75% per annum and monthly collateral management fee of $1,700.

(r-4) Consulting fee – Represents the $150,000 for a consulting fee due to GVC Financial Services, LLC for the year ended December 31, 2018 and $37,500 for the three months ended March 31, 2019.

Term Loan

(t-1) Term loan – Reflects the new $1,500,000 of debt incurred to for operating working capital of $919,000, purchase agreement cash payment Goedeker of $478,000 and financing costs of $103,000 finance the pay-off of $584,287 existing accounts payable and cash proceeds of $116,713, net of debt issuance costs and discounts as described in Note 2 above. The debt discount financing costs included a $15,000 origination fee and $28,000 of legal fees for a total of $43,000.

2019 Promissory, including exit fee	$1,500,000
Debt discount financing costs	(103,000)
Debt discount feature of warrants issued	(229,000)
Total pro forma adjustment - non-current	$1,168,000

(t-2) Debt discount feature warrants issued – Represents a ten-year warrant to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for aggregate price equal to $100. The estimated value amounted to $229,000 and adjusted to non-controlling interest.

(t-3) Interest expense – Reflects the interest expense of $285,500 resulting from the Term Loan financing including the annualized interest of 11.5% or approximately $172,500, PIK interest of 2% or approximately $30,000, the amortization of debt discount of financing costs of $25,750 and amortization of the warrant feature of $57,250 for the year ended December 31, 2018. The interest expense was $71,375 for the three months ended March 31, 2019.

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Equity-Linked Financing

(e-1) Equity-Linked Financing – Represents the new $714,286 of debt, including $64,286 of Original Issued Discount (OID) interest, for operating working capital of $635,000, net of debt issuance costs and discounts as described in Note 2 above. The debt discount financing costs included a $15,000 origination fee and the issuance of 50,000 of common stock with a value of $100,000.

2019 Promissory, including exit fee	$714,286
Original Issued Discount (OID)	(64,286)
Debt discount feature of beneficial conversion feature (BCF)	(389,741)
Debt discount feature of warrants issued	(145,259)
Debt discount financing costs	(15,000)
Debt discount feature of shares issued	(100,000)
Total pro forma adjustment - current	$-

(e-2) Warrant feature – Represents the Lee Warrant, which is exercisable over a period of five years, at an exercise price of $1.25 per share, and is valued at $182,340. The Leonite Warrant expires on April 4, 2024. The proforma adjustment of warrant expense is included as interest expense of 145,259, based on the one-year financing term.

(e-3) Beneficial conversion feature – The Leonite Note is convertible into Company common shares at a conversion price of $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment); provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less forty percent (40%); and (ii) the lowest weighted average price of the common shares during the twenty-one (21) consecutive trading days period immediately preceding the trading day that the Company receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors. The value attributable to the beneficial conversion feature amounted to $389,741.

(e-4) Share issuance – reflects issuance of 50,000 common shares in conjunction with the equity-linked financing.

(e-5) Interest expense – Reflects the interest expense of $735,714 resulting from the Leonite Note including the annualized interest of 12% or approximately $85,714, the amortization of debt discount of financing costs of $15,000, debt discount of amortization of share issuance of $100,000, amortization of the warrant feature of $145,259 and amortization of the beneficial conversion feature of $389,741 for the year ended December 31, 2018. The interest expense was $183,929 for the three months ended March 31, 2019.

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